EXHIBIT 99.1

FREEDOM HOLDINGS CORPORATE UPDATE: MANAGEMENT ANNOUNCES A CHANGE OF AUDIT FIRMS HAS BEEN COMPLETED

Chatsworth, CA– May 21, 2024, – Freedom Holdings, Inc. aka Freedom Acquisition Corp (FHLD the Company; OTC: FHLD) Freedom Holdings is pleased to announce that the Company has engaged Olayinka Oyebola & CO Chartered Accountants to complete the requirement of having the financial statements audited by a member of the Public Company Accounting Oversight Board. (PCAOB)

On May3, 2024 the Securities Exchange Commission (Commission) announced an administrative action against BF Borger CPA PC and that Borgers is denied the privilege of appearing or practicing before the Commission as an accountant.

The action taken by the Commission required the Company to retain a different audit firm and as a result of the order will be reauditing the fiscal year of 2023. The Company filed the 8K as required in May 20, 2024 to reflect this change of audit firms.

As announced earlier on 02/26/2024, FINRA processed a Form 211 relating to our initiation of priced quotations for FHLD, which means that the submitting broker-dealer has demonstrated to FINRA compliance with FINRA Rule 6432 and therefore has met the requirements under that rule to initiate a quotation for FHLD within four days of 02/26/2024. FINRA’s processing of a Form 211 in no way constitutes FINRA’s approval of the security, the issuer, or the issuer’s business and relates solely to the submitting broker-dealer’s obligation to comply with FINRA Rule 6432 and SEE Rule 15c2-11 when quoting a security.

The Company will be working with OTC Markets making application to gain a QB status on the OTC Markets board as soon as possible.

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Operations have begun to execute the company’s business plan to add shareholder value through organic and acquisitional growth. The Company has been in negotiations with several companies in the cannabis industry, who have shown interest in a potential merger with Freedom.

Mr. Vivian, Freedom Holding CEO stated, “I want to thank Glendale Securities for all the assistance and confidence as we worked through the 15c211 application process, We have been working diligently with FINRA requested information and documentation to complete the 15c211 review and with the completion of the review, the Company plans to aggressively pursue the business plan including but not limited to purchasing a facility to Extract - Manufacture, Grow and Test cannabis products.”

Safe Harbor Statement

This press release contains statements which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management, and assumptions on which such statements are based. We caution prospective investors that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements.

Press Release Contact:

John Vivian

Freedom Holdings, Inc.

818-357-3185